UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2026

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CQP	NYSE
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

EPC Contract

Sabine Pass Liquefaction Stage V, LLC (“SPLV”), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), has entered into a Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage V Liquefaction Project dated May 22, 2026 (the “EPC Contract”) with Bechtel Energy, Inc. (“Bechtel”), and has issued the first limited notice to proceed on May 22, 2026.

Parent Guarantee. Bechtel Global Energy, Inc. guarantees Bechtel’s obligations under the EPC Contract.

Scope of Work. The EPC Contract includes engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of Phase 1 of the Stage V natural gas liquefaction facility at the Sabine Pass liquefied natural gas terminal (the “Liquefaction Facility”) in Cameron Parish, Louisiana, which consists of one liquefaction train built with ConocoPhillips technology (“Train 7”), with an LNG production capacity substantially similar to the six existing trains at the Liquefaction Facility, and one boil-off gas re-liquefaction unit (“BOGR”) with approximately 1 million tonnes per annum of production capacity, along with other related equipment and infrastructure.

Contract Price. The EPC Contract provides that SPLV will pay Bechtel approximately $4.69 billion pursuant to the terms and payment schedule specified in the EPC Contract (the “Contract Price”).

Bechtel Change Orders. The Contract Price is subject to adjustment by change order as specified in the EPC Contract, including in the event of the following: (i) a delay in SPLV issuing limited notices to proceed by the dates specified in the EPC Contract or SPLV not issuing a full notice to proceed on or before the date specified in the EPC Contract, (ii) certain acts or omissions of SPLV, (iii) force majeure, (iv) SPLV’s request for an increase in coverage under the letter of credit to cover increases in the Contract Price as a result of change orders, (v) a change in law, (vi) suspension of work ordered by SPLV, (vii) changes to duties and tariffs as specified in the EPC Contract, (viii) subsurface soil conditions materially different from those described in the geotechnical studies, (ix) acceleration of work by SPLV, (x) physical damage caused by a third party not under Bechtel’s control, and (xi) other specified reasons in the EPC Contract.

Performance Liquidated Damages. If Train 7 or BOGR have not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages.

Delay Liquidated Damages. If substantial completion of Train 7 or BOGR occurs after the guaranteed substantial completion date, Bechtel is required to pay SPLV delay liquidated damages at the applicable daily rate as defined in the EPC Contract until substantial completion occurs.

Schedule Bonus. Bechtel will be entitled to receive specified bonuses for timely substantial completion.

Termination. If SPLV fails to issue the full notice to proceed on or before May 21, 2028, then either party may terminate the EPC Contract, and Bechtel will be paid termination costs as specified in the EPC Contract. In addition, the following termination rights exist under the EPC Contract:

•SPLV has the right to terminate the EPC Contract at its convenience, if Bechtel is unable to pay its debts or an insolvency event occurs with respect to Bechtel or its guarantor, or upon the occurrence of other customary events of default applicable to contractors under similar agreements of this type (subject to cure periods in certain circumstances);

•Either party has the right to terminate the EPC Contract if the other party (i) breaches any of its representations or warranties and such failure has a material adverse effect upon the project or the non-breaching party’s ability to perform its obligations under the EPC Contract, or (ii) otherwise materially defaults on its obligations, though such termination right is subject to a cure period in certain circumstances; and

•Bechtel has the right to terminate the EPC Contract if (i) SPLV fails to timely pay Bechtel amounts due under the EPC Contract (subject to certain cure periods), or (ii) all or a substantial portion of the work under the contract is suspended by SPLV for specified periods or is stopped due to a force majeure event for a specified period, subject to certain exceptions.

Limitation on Bechtel’s Liability. Bechtel’s liability under the EPC Contract is limited as specified in the EPC Contract, except that this limit does not apply to Bechtel’s title warranty, to certain indemnification obligations or to Bechtel’s obligation to complete all work required to ensure that Train 7 and BOGR are ready to receive natural gas and produce LNG, and this limit does not apply in the event of Bechtel’s fraud or abandonment of the work.

The description of the EPC Contract set forth above is not complete, and is subject to and qualified in its entirety by reference to the full text of the EPC Contract, a copy of which will be filed as an exhibit to the Partnership’s quarterly report on Form 10-Q for the quarter ended June 30, 2026.

Amendments to Services Agreements

Sabine Pass Liquefaction, LLC (“SPL”), an indirect wholly owned subsidiary of the Partnership, has entered into amendments to the below agreements in order to update the scope of the respective agreement in anticipation of the construction of additional liquefaction trains at the Liquefaction Facility:

•Management Services Agreement, dated May 14, 2012, by and among SPL and Cheniere LNG Terminals, LLC, as amended on September 28, 2015.

•Operation and Maintenance Agreement, dated May 14, 2012, by and among SPL, Cheniere Energy Investments, LLC and Cheniere LNG O&M Services, LLC, as amended on September 28, 2015.

The foregoing descriptions are not complete, and are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 7.01     Regulation FD Disclosure.

On May 28, 2026, the Partnership issued a press release announcing the signing of the EPC Contract and the issuance of limited notice to proceed. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Management Services Agreement, dated May 22, 2026, by and among SPL and Cheniere LNG Terminals, LLC (incorporated by reference to Exhibit 10.1 to SPL's Current Report on Form 8-K (SEC File No. 333-192373), filed on May 28, 2026).

10.2
Second Amendment to Operation and Maintenance Agreement, dated May 22, 2026, by and among SPL, Cheniere Energy Investments, LLC and Cheniere LNG O&M Services, LLC (incorporated by reference to Exhibit 10.2 to SPL's Current Report on Form 8-K (SEC File No. 333-192373), filed on May 28, 2026).

99.1*	Press Release, dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

		By:	CHENIERE ENERGY PARTNERS GP, LLC,
Its general partner

Date:	May 28, 2026	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer